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                                 EXHIBIT 99.C.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Massachusetts Mutual Life Insurance Company

We consent to the inclusion in Post-Effective Amendment No. 9 to the Registration Statement of Massachusetts Mutual Variable Life Separate Account I (Large Case Variable Life Plus segment) on Form N-8B-2 (Registration No. 33-32361), of our report, which includes explanatory paragraphs relating to the use of statutory accounting practices, which practices are no longer considered to be in accordance with generally accepted accounting principles, and the change in our opinion for prior years, dated February 7, 1997, on our audits of the statutory financial statements of Massachusetts Mutual Life Insurance Company, and of our reports dated February 4, 1997 on our audits of Massachusetts Mutual Variable Life Separate Account I (Large Case Variable Life Plus segment). We also consent to the reference to our Firm under the caption "Experts."

                                                        Coopers & Lybrand L.L.P.

Springfield, Massachusetts
April 25, 1997